EXHIBIT 10.1

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (this "Agreement") is entered into as of March 3, 2025 (the "Effective Date"), by and between Atlantic Energy Solutions, Inc., a Colorado corporation which is currently being renamed CognoGroup, Inc and is a majority-owned subsidiary of Nixxy, Inc. ("Buyer"), and Wizco Group, Inc., a Delaware corporation ("Seller"). Buyer and Seller are referred to herein individually as a "Party" and collectively as the "Parties."

RECITALS

WHEREAS, Seller is engaged in the business of developing Ava, a conversational AI-based interview coach, along with related assets, business lists, customers, software, intellectual property, and other associated assets directly related to Ava (collectively, the "Business");

WHEREAS, Seller desires to sell, and Buyer desires to purchase, substantially all of the assets of the Business, on the terms and subject to the conditions set forth in this Agreement;

NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations, and warranties herein contained, and intending to be legally bound hereby, the Parties agree as follows:

ARTICLE I: DEFINITIONS

In this Agreement, the following terms have the meanings specified or referred to in this Article I:

1.	"Assets" means all assets, properties, and rights of Seller used in or related to the Business.
2.	"Purchased Assets" has the meaning set forth in Section 2.01.
3.	"Assumed Liabilities" has the meaning set forth in Section 2.03.
4.	"Excluded Liabilities" has the meaning set forth in Section 2.04.
5.	"Purchase Price" has the meaning set forth in Section 3.01.
6.	"Closing Date" means the date on which the Closing occurs.

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ARTICLE II: PURCHASE AND SALE

Section 2.01 Purchase and Sale of Assets

Subject to the terms and conditions of this Agreement, Seller agrees to sell, assign, transfer, convey, and deliver to Buyer, and Buyer agrees to purchase from Seller, all of Seller’s right, title, and interest in and to all of the Assets (collectively, the "Purchased Assets"), including but not limited to:

1.

Intellectual Property: All intellectual property related to Ava and associated software, including but not limited to patents, trademarks, copyrights, trade secrets, domain names, wizco.io domain name and website, and proprietary software code.

2.	Contracts and Agreements: All customer lists, supplier lists, contracts, agreements, licenses, permits, and business records related to Ava.
3.	Goodwill: All goodwill associated with the Business.
4.	All Else: Every other asset, tangible and intangible, not listed previously that is necessary to run the Business in its entirety.

Section 2.02 Excluded Assets

The Purchased Assets shall not include the following ("Excluded Assets"):

1.	Cash, bank deposits, and cash equivalents.
2.	Corporate records unrelated to the Business.
3.	Insurance policies of Seller.
4.	Tax assets, including refunds and credits.
5.

Any other assets not directly related to the Business expressly defined as Expert Coaching are hereby excluded from the sale. For the avoidance of doubt, this exclusion expressly includes, without limitation, the Seller’s network of experts and the experts-to-applicant product.

Section 2.03 Assumed Liabilities

Buyer shall assume only the following liabilities and obligations of Seller (collectively, the "Assumed Liabilities"):

1.

Liabilities arising from the Assigned Contracts included in the Purchased Assets, but only (i) to the extent such liabilities arise after the Closing Date, or (ii) arise from clients that have existing credits.

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Section 2.04 Excluded Liabilities

Buyer shall not assume any liabilities of Seller other than the Assumed Liabilities. The excluded liabilities ("Excluded Liabilities"), include but are not limited to:

1.	All liabilities incurred prior to the Closing Date.
2	Tax liabilities relating to periods before the Closing Date.
3.	Any litigation or disputes arising from Seller’s operations prior to the Closing Date.
4.	Employee-related liabilities, including wages, benefits, and severance obligations.
5.	Any environmental liabilities arising from Seller's operations.

Seller agrees to satisfy and pay in full any Excluded Liabilities related to the Business incurred prior to the Closing Date.

ARTICLE III: PURCHASE PRICE AND PAYMENT TERMS

Section 3.01 Purchase Price

The aggregate purchase price (the "Purchase Price") for the Purchased Assets shall consist of the following:

1.

Stock Consideration: 16,666,667 shares common stock of Buyer, currently trading under symbol AESO ("Stock Consideration"), with a Restriction, as set forth below, and a Downside Protection, as defined below, in the event the stock price declines within one year.

Downside Protection, shall mean: in the event the value of the Stock Consideration declines below a value of $250,000 after one year of the Closing Date (based on the 30-day VWAP at the end of the one-year period), Buyer shall issue additional shares to the Seller to make up the entire difference in value or shall have the option of providing an equivalent amount in cash. In no case shall the total amount of shares equal more than 9.99% ownership of Buyer. The Stock Consideration shall be free and clear of any lien, charge or restrictions, except for restrictions under the SEC regulation, which are mandatory, upon issuance at the Closing, provided that the shareholders of the Seller shall not be allowed to sell the Stock Consideration for a period of 12 months following Closing (the “Restriction”).

2.

Advisory Fees: 10,000,000 shares of common stock of Buyer, currently trading under symbol AESO to each of the two founders of Seller ("Advisors") for advisory services, subject to a vesting schedule, with a Restriction, as set forth below, and an Advisory Downside Protection, as defined below, in the event the stock price declines within one year.

○

Advisory Downside Protection, shall mean, in the event the value of the vested stock given to each of the Advisors declines below a value of $150,000 after one year of the Closing Date (based on the 30-day VWAP at the end of the one-year period), Buyer shall issue additional shares to the Advisors to make up the entire difference in value or shall have the option of providing an equivalent amount in cash. In no case shall the total amount of shares equal more than 4.99% ownership of Buyer.

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3.

The Stock Consideration and Advisory Fees, shall be free and clear of any lien, charge or restrictions upon issuance at the Closing, provided that the shareholders of the Seller and the Advisors shall not be allowed to sell the Stock Consideration for a period of 12 months following Closing (the “Restriction”), besides SEC-related restrictions. The Restrictions shall expire following 12 months from the Closing, and shareholders of the Company shall be free to sell and offer to sell their respective stock consideration to the public, provided that such share transfers will be subject to SEC applicable regulations.

4.	All shares shall be delivered within 30 days from the Effective Date.

5.

Compliance with Securities Laws. Buyer understands and acknowledges that, in reliance upon the representations and warranties made by the Buyer herein, the Purchased Stock are not being registered with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act, or being qualified under any state securities laws, but instead are being transferred under an exemption or exemptions from the registration and qualification requirements of the Securities Act or other applicable state securities laws which impose certain restrictions on Buyer’s ability to transfer the Purchased Stock.

6.

Restrictions on Transfer. Buyer understands that it may not transfer any Purchased Stock unless such the Purchased Stock are registered under the Securities Act or qualified under the applicable state securities laws or unless, in the opinion of counsel to the Company, exemptions from such registration and qualification requirements are available. Buyer understands that only the Company may file a registration statement with the SEC or the applicable state securities commissioners and that the Company is under no obligation to do so with respect to the Purchased Stock. Buyer has also been advised that exemptions from registration and qualification may not be available or may not permit such Buyer to transfer all or any of the Purchased Stock in the amounts or at the times proposed by such Buyer.

7.

Legends. The Buyer understands and agrees that the Company will place the legends set forth below or similar legends on any stock certificate(s) or other paperless notice evidencing the Securities, together with any other legends that may be required by state or federal securities laws, the Company’s Articles of Incorporation or Bylaws:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THERE FROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

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Section 3.02 Vesting of Advisory Fees

1.	Vesting Schedule:
	○	Immediate Vesting: 3,333,333 shares of stock will vest immediately upon signing this Agreement.
	○	Quarterly Vesting: The remaining 6,666,667 shares will vest quarterly over one year in equal installments.

2.	Termination Provisions:
	○	If the advisory role is terminated by Buyer without cause, all remaining unvested stock shall vest immediately.
○

If the advisory role is terminated for Cause or if the Advisor resigns, any unvested stock shall be forfeited. For purposes of this Agreement, “Cause” means (i) such Advisor’s willful failure to perform Advisor’s duties (other than any such failure resulting from incapacity due to death or physical or mental illness); (ii) Advisor’s willful engagement in dishonesty, illegal conduct, or gross misconduct, which is, in each case, materially injurious to Buyer; (iii) Advisor’s embezzlement, misappropriation, or fraud, related to the Employee's employment with the Company; or (iv) Advisor’s conviction of or plea of guilty or nolo contendere to a crime that constitutes a felony (or state law equivalent).

ARTICLE IV: REPRESENTATIONS AND WARRANTIES

Section 4.01 Representations and Warranties of Seller

Seller represents and warrants to Buyer as of the Closing Date as follows:

1.

Organization and Authority: Seller is duly organized, validly existing, and in good standing under the laws of Delaware, with full corporate power and authority to execute this Agreement and perform its obligations hereunder.

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2.	Title to Assets: Seller has good and marketable title to the Purchased Assets, free and clear of all liens, encumbrances, and claims of any kind.
3.

Intellectual Property Rights: Seller owns all intellectual property included in the Purchased Assets, and there are no pending or to Seller’s actual knowledge threatened claims of infringement or misappropriation.

a.

Seller warrants that all intellectual property, including software, patents, trademarks, and copyrights related to the Purchased Assets, is free from any pending or to Seller’s actual knowledge, threatened claims of infringement or misappropriation. Seller agrees to indemnify Buyer for any costs, including legal fees, incurred as a result of any third-party claims regarding intellectual property infringement for a period of five (5) years post-Closing.

4.	Compliance with Laws: Seller is in compliance with all applicable laws, regulations, and ordinances related to the Business and the Purchased Assets.
5.	No Litigation: There are no lawsuits, claims, or proceedings pending or, to Seller’s actual knowledge, threatened against Seller that could affect the Purchased Assets or the Business.
6.	Taxes: Seller has filed all necessary tax returns and has no outstanding tax liabilities that could become a liability of Buyer.
7.	No Undisclosed Liabilities: Seller has no liabilities other than those disclosed in this Agreement or incurred in the ordinary course of business.
8.

No Infringements: Seller warrants that none of the intellectual property or software assets sold to Buyer infringe upon any third-party intellectual property rights. Seller has not received any notice of claim and is not aware of any basis for such claims that may arise regarding intellectual property infringement, misappropriation, or violation.

9.

No Undisclosed Liabilities: Seller warrants that there are no undisclosed liabilities, pending litigation, or obligations that could become a liability of Buyer post-Closing, other than those specifically disclosed in this Agreement.

10.

Unforeseen Liabilities: Seller represents that all necessary corporate actions have been taken to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement. Furthermore, Seller has disclosed all material information regarding any pending investigations, claims, or audits that could affect the Business.

11.

Contracts and Agreements: Seller represents and warrants that all customer contracts being assigned to Buyer as part of the Purchased Assets are in good standing, with no breaches or defaults by Seller or any third party.

12.

Customer Data and Compliance: Seller represents and warrants that all customer data being transferred to Buyer as part of the Purchased Assets has been collected, stored, and processed in compliance with all applicable data protection laws.

13.

Contracts and Negotiations: Seller represents that as of the Closing Date, there are no ongoing negotiations, discussions, or potential contracts that have not been disclosed to Buyer that could materially affect the Business or Purchased Assets. Seller agrees to promptly disclose any such negotiations or contracts that arise prior to the Closing Date.

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Section 4.02 Representations and Warranties of Buyer

Buyer represents and warrants to Seller as the Closing Date as follows:

1.

Organization and Authority: Buyer is duly organized, validly existing, and in good standing under the laws of Colorado, with full corporate power and authority to execute this Agreement and perform its obligations hereunder.

2.	Authorization and Enforceability: This Agreement constitutes a valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms.
3.	Issuance of Stock: The Stock Consideration will be duly authorized, validly issued, fully paid, and non-assessable, and will be free of any liens or encumbrances.
4.

Reps and Warranties: Buyer has not relied on and was not induced to enter into this Agreement by any statement, representation or promise by the Seller or any of its agents or representatives which is not expressly set forth in this Agreement.

ARTICLE V: CLOSING

Section 5.01 Closing Date

The closing of the transactions contemplated by this Agreement (the "Closing") shall take place on the date of this Agreement (the "Closing Date").

Section 5.02 Closing Deliverables

At the Closing:

1.	Seller's Deliverables:
	○	A duly executed Bill of Sale.
	○	Assignment and Assumption Agreements for the Assigned Contracts.
	○	Intellectual Property Assignments.
	○	Any other documents reasonably requested by Buyer to effectuate the transactions contemplated herein.

2	Buyer's Deliverables:

○	Stock certificates, in a form acceptable to the Seller and Advisors , or electronic statements representing the Stock Consideration.
○	Executed Advisory Agreements with the Advisors.
○	Any other documents reasonably requested by Seller.

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Section 5.03 Post-Closing Obligations:

Seller agrees to provide Buyer with transition support for a period of three (3) months following the Closing Date, including but not limited to assistance with integrating the Purchased Assets, transferring customer relationships, and providing training to Buyer’s employees; provided, such time does not exceed 15 hours per month and Buyer pays Seller for any costs incurred as a result of providing such services within one week of receiving an invoice from Seller (with such invoices to be provided by Seller in an amount of time as determined by Seller, which may be weekly). Seller also agrees to assign a dedicated transition team to facilitate any technical or operational support required by Buyer during this period; provided, Buyer pays Seller for any costs incurred as a result of providing such services within one week of receiving an invoice from Seller (with such invoices to be provided by Seller in an amount of time as determined by Seller, which may be weekly) .

Section 5.04 Audit

Buyer shall have the right to audit Seller’s financial statements, contracts, and business records for a period of two (2) years post-Closing to ensure compliance with the terms of this Agreement. If the audit reveals any material discrepancies or undisclosed liabilities, Buyer may seek damages or adjust the Purchase Price.

ARTICLE VI: INDEMNIFICATION

Section 6.01 Indemnification by Seller

Seller agrees to indemnify and hold harmless Buyer and its affiliates, officers, directors, employees, and agents from any and all claims, damages, losses, liabilities, costs, and expenses (including reasonable attorneys' fees) arising from:

1.	Any breach of representations, warranties, or covenants by Seller.
2.	Excluded Liabilities.

The Seller's indemnification obligations shall not exceed the total Purchase Price paid by Buyer under this Agreement and the recovery for such indemnification obligations will be limited to a return of the shares of Buyer, currently trading under symbol AESO, received by Seller under this Agreement and any amounts of cash received by Seller pursuant to this Agreement.  However, this cap shall not apply to claims arising from fraud.

Seller’s indemnification obligations shall survive for a period of two (2) years following the Closing Date for any claims related to fraud.

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Section 6.02 Indemnification by Buyer

Buyer agrees to indemnify and hold harmless Seller and its affiliates, officers, directors, employees, and agents from any and all claims, damages, losses, liabilities, costs, and expenses (including reasonable attorneys' fees) arising from:

1.	Any breach of representations, warranties, or covenants by Buyer.
2.	Assumed Liabilities.
3.	Liabilities related to the operation of the Business after the Closing Date.
4.	Any third-party claims arising from the Seller’s breach or misrepresentation prior to the Closing Date.
5.	Any liabilities related to the Buyer's operation of the Purchased Assets after the Closing Date.

Section 6.03 Exclusive Remedies

This Article 6 provides the exclusive remedy and cause of action of the Buyer against the Seller, and the Seller against Buyer, with respect to any matter arising out of or in connection with a breach of this Agreement or the other transactions contemplated by this Agreement.

ARTICLE VII: MISCELLANEOUS PROVISIONS

Section 7.01 Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflict of laws principles.

The Parties agree that money damages may not be an adequate remedy for any breach of this Agreement by Seller, and Buyer shall be entitled to specific performance of the obligations under this Agreement, including the transfer of Purchased Assets, without the requirement of posting a bond or proving actual damages. Seller hereby waives any defense to specific performance based on claims of undue hardship or inadequacy of Buyer’s performance.

Section 7.02 Dispute Resolution

Any dispute arising out of or in connection with this Agreement shall be resolved through binding arbitration in accordance with the rules of the American Arbitration Association, with the venue in Connecticut.

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Section 7.03 Entire Agreement

This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior discussions, agreements, or understandings of any kind.

Section 7.04 Notices

All notices and other communications required or permitted under this Agreement shall be in writing and shall be deemed given when delivered personally, sent by email with confirmation of receipt, or sent by registered or certified mail, return receipt requested, to the addresses specified by the Parties.

Section 7.05 Board Approval

This Agreement is contingent upon the approval of the Board of Directors of Buyer. This Agreement shall not be effective or binding until such approval has been obtained in writing.

Section 7.06 Counterparts

This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Section 7.07 Non-Compete and Non-Solicitation

Non-Compete: Seller agrees not to engage, directly or indirectly, in any business that competes with the Business for a period of two (2) years following the Closing Date, within the United States and any other countries where Buyer conducts the Business.

Non-Solicitation: Seller agrees not to solicit, directly or indirectly, any of Buyer’s employees, customers, or suppliers for a period of two (2) years following the Closing Date.

Section 7.07 Confidentiality

Each Party agrees to maintain the confidentiality of all proprietary information, trade secrets, customer data, business methods, and financial details disclosed during the negotiation and performance of this Agreement. Neither Party shall disclose such information to third parties without prior written consent from the other Party, except as required by law. This obligation of confidentiality shall survive the termination or completion of this Agreement for a period of two (2) years.

Section 7.08 Amendments

No amendment or modification of this Agreement shall be valid or binding unless made in writing and signed by all Parties to this Agreement. Any such modification must be expressly agreed upon by each Party in writing to be effective.

Section 7.09 Assignment

Neither Party shall assign or transfer any of their rights, interests, or obligations under this Agreement without the prior written consent of the other Party. Any attempted assignment or transfer in contravention of this provision shall be null and void.

[SIGNATURE PAGE TO FOLLOW]

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IN WITNESS WHEREOF, the Parties have executed this Asset Purchase Agreement as of the date first written above.

BUYER:

Atlantic Energy Solutions (CognoGroup, Inc.).

By: /s/ Miles Jennings

Name: Miles Jennings

Title: CEO

SELLER:

Wizco Group, Inc.

By: /s/ Amir Erez

Name: Amir Erez

Title: Co-Founder and CEO

By: /s/ Alon Erez

Name: Alon Erez

Title: Co-Founder and CPO

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